UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1902 Wright Place, Suite 200 Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported below under Item 5.07, Palisade Bio, Inc. (the “Company”) held the Special Meeting (as defined below) on December 3, 2025, at which the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 280,000,000 shares to 300,000,000 shares.

On December 3, 2025, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock from 280,000,000 shares to 300,000,000 shares. The Amendment became effective upon filing.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

On December 3, 2025, the Company held a special meeting of stockholders (the “Special Meeting”). As of October 17, 2025, the record date for the Special Meeting (“Record Date”), 148,964,572 shares of the Company’s common stock were outstanding and entitled to vote at the Special Meeting. A summary of the matters voted upon by the stockholders at the Special Meeting is set forth below.

A total of 127,404,008 shares of the Company’s common stock were present in person or by proxy at the Special Meeting, which represented approximately 85.53% of the shares of the Company’s common stock outstanding as of the Record Date, and constituted a quorum.

Proposal 1.

Warrant Exercise Proposal.

The Company’s stockholders approved, pursuant to Nasdaq Listing Rule 5635(d), the issuance of up to 8,637,810 shares of the Company’s common stock underlying certain warrants issued by the Company pursuant to the terms of that certain warrant inducement agreement dated as of July 23, 2025, which is equal to or in excess of 20% of the Company’s common stock outstanding prior to the issuance of such warrants. The final voting results were as follows:

Votes For	Votes Against	Votes Withheld / Abstentions	Broker Non-Votes
104,727,000	247,103	10,386	22,419,519

Proposal 2.

Approval of an Amendment to the Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 280,000,000 to 300,000,000 (which will result in an increase in the total number of authorized shares of capital stock of the Company from 287,000,000 to 307,000,000). The final voting results were as follows:

Votes For	Votes Against	Votes Withheld / Abstentions	Broker Non-Votes
126,272,110	1,095,166	36,732	—

Proposal 3.

Adjournment Proposal.

The Company’s stockholders approved a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of any of the foregoing proposals. The final voting results were as follows:

Votes For	Votes Against	Votes Withheld / Abstentions	Broker Non-Votes
126,487,729	867,738	48,541	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Palisade Bio, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2025	Palisade Bio, Inc.

	By:	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer